UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2017
____________________
SPIRIT AIRLINES, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-35186 (Commission File Number)	38-1747023 (IRS Employer Identification Number)

2800 Executive Way
Miramar, Florida 33025
(Address of principal executive offices, including Zip Code)

(954) 447-7920
(Registrant's telephone number, including area code)
____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

5.02(b)    Departure of Principal Accounting Officer

On May 19, 2017, Edmundo Miranda provided notice to Spirit Airlines, Inc. (the “Company”) of his resignation as Vice President and Controller of the Company, effective June 1, 2017, in order to pursue another opportunity.

5.02(c)    Appointment of Principal Accounting Officer

On May 23, 2017, the Board of Directors of the Company designated Edward M. Christie, III, the Company's Executive Vice President and Chief Financial Officer, as the Company's Principal Accounting Officer. Information regarding Mr. Christie's background, business experience, and compensation is incorporated by reference herein from the Company's definitive proxy statement filed with the Securities and Exchange Commission on April 5, 2017.

Item 5.07    Submission of Matters to a Vote of Security Holders

The 2017 Annual Meeting of Stockholders (the “Annual Meeting”) of the Company was held on May 23, 2017 via live webcast at www.virtualshareholdermeeting.com/SAVE. Of the 69,363,452 shares of voting common stock outstanding as of March 27, 2017, the record date, 65,433,711 shares, or approximately 94.33%, were present or represented by proxy at the Annual Meeting. Set forth below are the results of the matters submitted for a vote of stockholders at the Annual Meeting, each of which is described in detail in the Company's definitive proxy statement filed with the Securities and Exchange Commission on April 5, 2017.

Proposal 1 - Election of Directors
The following two (2) Class III directors were elected to serve for three-year terms until the 2020 annual meeting of stockholders or until their respective successors are elected and qualified.

Name	Votes For	Against	Votes Withheld	Broker Non-Votes
Robert L. Fornaro	58,908,004	—	1,755,800	4,769,907
H. McIntyre Gardner	58,905,772	—	1,758,032	4,769,907

Proposal 2 -- Ratification of the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2017.

For	Against	Abstain	Broker Non-Votes
64,968,861	419,906	44,944	—

Proposal 3 - Approval on a non-binding, advisory basis, of the compensation of the Company's named executive officers.

For	Against	Abstain	Broker Non-Votes
59,975,653	514,088	174,063	4,769,907

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 25, 2017

SPIRIT AIRLINES, INC.
By: /s/ Thomas Canfield
Name: Thomas Canfield
Title: Senior Vice President and General Counsel